Exhibit 10.6

DIRECTOR COMPENSATION AGREEMENT

THIS DIRECTOR COMPENSATION AGREEMENT (“Agreement”) is made and entered into as of September 9, 2024 (the “Effective Date”) between Verses Al, Inc., a corporation formed under the laws of British Columbia, Canada (the “Company”) and Michael Blum (the “Director”). Each of Company and Director may be referred to herein as a “Party” or collectively as the “Parties.”

WHEREAS the Company’s shareholders have decided to elect the Director to the board of directors (“Board”) of the Company;

WHEREAS, the Director is amenable to accepting the position within the Company’s Board, subject to the terms and conditions outlined herein; and

WHEREAS the Company and the Director desire to enter into this Agreement to memorialize the method by which the Director shall be compensated for his role as director of the Company, and for providing services to the Company in such capacity (collectively, the “Services”).

NOW, THEREFORE, in consideration for the promises, obligations, terms, conditions and restrictions set forth herein, and for such other good and valuable consideration, the receipt and sufficiency of which being hereby expressly acknowledged, the Parties agree as follows:

1.	Term. This Agreement shall commence on the Effective Date and remain in effect until the termination thereof, in accordance with the provisions outlined in Section 3 below.

2.	Compensation. As compensation for the Director serving on the Board and for providing services to the Company in connection therewith, the Company agrees:

(a)	to pay the Director a monthly payment of $7,500 during the term, which shall increase to $20,000 beginning on the date the Company lists on a major US exchange or 1 March 2025, whichever occurs first;

(b)	to grant the Director the amount of 2,000,000 RSUs or DSUs or other similar instrument as determined by the Board of Directors (collectively the “Compensation Securities”) at an exercise price equaling the final trading price of $VERS (CBOE.ca) on the date of grant (“Grant Date”) or, if the Grant Date is a holiday where the operative exchange is closed or trading is otherwise unavailable, the next trading day immediately following the Grant Date. Notwithstanding anything to the contrary in the Option Plan (as defined below): (A), the Compensation Securities will be subject to a three (3) year vesting schedule of which (i) the 666,672 shares shall vest on the first anniversary of the Effective Date; and (ii) the remaining 1,333,328 shares shall vest in a series of eight (8) successive equal installments measured from the first anniversary of the Effective Date; and (B) the vesting schedule for the Compensation Securities shall accelerate and the Compensation Securities shall vest immediately prior to any change of control transaction involving the Company, including any transaction that results in a change of control or direction over 50%, a merger, arrangement, amalgamation or similar business combination or the sale, lease, exchange or similar transfer of all or substantially all of the assets of the Company.

The Compensation Securities shall be subject to Board approval and compliance with: (i) applicable law; (ii) the terms and conditions set forth in this Agreement; (iii) the then- current Rules and Policies imposed by the exchange(s) that the securities are to be listed upon (e.g. CBOE.ca, NASDAQ, etc.) and (iv) except as otherwise set out in this Agreement, the Company’s then-current stock option plan (the “Option Plan”), as amended, restated, replaced or superseded from time to time.

The Director will be solely responsible for withholding and paying his own taxes, whether income taxes or otherwise, and regardless of whether assessed at the federal, state or local level.

3.	Indemnity Agreement. On the Effective Date, the Company and the Director agree to execute an indemnity agreement substantially in the form attached hereto as Schedule A.

4.	Termination. This Agreement shall terminate automatically on the date that the Director ceases to be a director of the Company.

5.	General.

Notices: Any notice required or permitted to be given to a Party pursuant to this Agreement shall be in writing and sent electronically via eMail message to the contact eMail address designated by each Party or, for paper copies: (i) copy personal delivery; or (ii) postal mail, return receipt requested, first class postage and charges prepaid, addressed to the Parties as set forth below, or at such other address as shall be designated in writing from time to time. Notices sent by eMail or delivered in person shall be effective on the date of delivery. Notices sent by registered mail shall be effective on the third (3rd) business day following its posting.

The Director:

Michael Blum
[***]
Phone: [***]
eMail: [***]

The Company:

Verses Al, Inc.
205 - 810 Quayside Drive
New Westminster, BC V3M 6B9 Canada
eMail: [***]
(cc to: legal@verses.ai)

Rights and Duties: All rights and duties of the Company under this Agreement shall extend to its respective successors and assigns.

Assignment: The Director may not assign his rights or obligations under this Agreement without the prior written consent of the Company, which shall not be unreasonably withheld.

Severable Provisions: The provisions of this Agreement are severable. If one or more provisions may be determined to be illegal or otherwise wholly or partially unenforceable, the remaining provisions, and any partially enforceable provision to the extent enforceable, shall nevertheless be binding and enforceable.

Waiver: The waiver by one Party of a breach of any provision of this Agreement by the other Party shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision by the other Party.

Entire Agreement: This Agreement constitutes the entire agreement of the Parties with respect to its subject matter, and may not be changed orally, but only by an agreement in writing signed by the party against whom the enforcement of any waiver, change, modification, extension or discharge is sought.

Governing Law: This Agreement is governed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

Disputes. All disputes arising out of or in connection with the present contract shall be finally settled under the then-current Rules of Commercial Arbitration of the American Arbitration Association (“AAA”) by one or three arbitrators appointed in accordance with said Rules, as appropriate. The Parties shall bear their respective arbitration expenses equally. The Arbitrator(s) may conduct limited discovery. Under no circumstances shall any Arbitrator award any form of special, consequential or punitive damages as part of the final award. This Section shall survive termination or expiration of this Agreement.

Miscellaneous. Headings are offered for illustration and clarity purposes only, and are not intended to constitute material parts of this Agreement. This Agreement is made and entered into for the sole protection and benefit of the Parties hereto, and is not intended to convey any rights or benefits to any third party. Any provision of this Agreement which expressly states that it is to continue in effect after the termination or expiration thereof, or which by its very nature would reasonably be deemed to survive said termination or expiration, as the case may be, shall so survive. Waivers and amendments to this Agreement must be memorialized in a writing signed by both Parties, except as otherwise provided herein. No delay or omission by either Party in exercising any right or remedy hereunder, or otherwise existing at law or equity, shall be considered a waiver of such right or remedy. This Agreement may be executed in two or more counterparts, each of which when executed and delivered shall constitute an original, but all of which together shall constitute one and the same document. Counterparts may be delivered via electronic mail, including Adobe Acrobat (.PDF) format, or any “electronic signature” complying with the U.S. federal e-SIGN Act of 2000 (e.g., DocuSign, etc.). Any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

VERSES AI, INC.

/s/Gabriel René
Gabriel Rene, CEO

THE DIRECTOR

/s/ Michael Blum
Michael Blum

Schedule A

INDEMNITY AGREEMENT